EXHIBIT 99.1

Acura Pharmaceuticals Reports Third Quarter 2009 Financial Results

PALATINE, Ill., Oct. 26, 2009 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) (the "Company" or "Acura") today reported a third quarter 2009 net loss of $4.0 million or $0.09 per share compared to net income of $3.1 million, or $0.06 per diluted share for the third quarter of 2008. For the nine months ended September 30, 2009, the Company reported a net loss of $11.8 million, or $0.26 per share compared to net income of $17.5 million, or $0.35 per diluted share for the same period in 2008. As of October 26, 2009 we had cash and cash equivalents of approximately $32.0 million with no term indebtedness.

Our financial results include revenues relating to our License, Development and Commercialization Agreement with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. For the nine months ending September 30, 2009, we recognized $2.7 million in Program Fee Revenue from the amortization of the non-refundable $30.0 million upfront payment received from King in December, 2007 and $0.4 million in Collaboration Revenue from King's reimbursement to us of Acurox(R) Tablets ("Acurox(R)") development and regulatory expenses. For the same period in 2008 we recognized $23.7 million and $8.0 million of Program Fee Revenue and Collaboration Revenue, respectively. Third quarter 2009 revenues include $0.6 million and $0.2 million of Program Fee Revenue and Collaboration Revenue, respectively, compared to $1.3 million and $2.6 million of Program Fee Revenue and Collaboration Revenue, respectively, for the third quarter 2008. The Company also recognized $5.0 million in Milestone Revenue from the Acurox(R) development in the nine month period of 2008.

Our financial results include share-based compensation expense of $6.5 million and $2.4 million for the nine months ended September 30, 2009 and 2008, respectively, and $2.7 million and $1.5 million for the three months ended September 30, 2009 and 2008, respectively. Excluding the research and development share-based compensation expense, our research and development expenses decreased $7.8 million and $2.3 million for the nine and three months ended September 30, 2009, respectively, compared with the same periods in 2008. These decreases were primarily attributable to the expenses of the pivotal Phase III clinical study and additional clinical testing of the abuse deterrent features of Acurox(R) conducted in 2008.

On June 30, 2009 we received from the FDA a Complete Response Letter ("CRL") for the Acurox(R) NDA. The CRL raised issues regarding the potential abuse deterrent benefits of Acurox(R). On September 2, 2009 we and King met with the FDA and agreed that the data and evidence supporting the Acurox(R) NDA would be presented to an FDA Advisory Committee. While the FDA stated that no new clinical trials are required at this time, we and King plan to initiate an additional clinical study to further assess the abuse deterrent features of Acurox(R). The FDA has not yet set a date for the Advisory Committee meeting and we do not expect the meeting to be convened in 2009.

The Company's condensed consolidated balance sheets and statements of operations appear below. Detailed financial statements are included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission ("SEC").

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates providing abuse deterrent features and benefits utilizing our proprietary Aversion(R) Technology and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

About Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risk factors include, but are not limited to, expectations regarding whether or when we are able to gain FDA approval of the Acurox(R) NDA; and whether additional clinical studies will be required to support FDA approval of the Acurox(R) Tablets NDA; whether or when we may gain FDA approval of product labeling for the proposed indication, or for label claims relating to the abuse deterrent features and benefits, of Acurox(R). Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each of which is on file with the SEC.

                      ACURA PHARMACEUTICALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                   (Unaudited)(Audited)
                                                    Sept. 30, Dec. 31,
                                                      2009      2008
                                                    --------  --------
 Current assets                                     $ 33,332  $ 41,888
 Property, plant and equipment, net                    1,187     1,073
                                                    --------  --------
  Total assets                                      $ 34,519  $ 42,961
                                                    --------  --------

 Other current liabilities                          $    906  $  1,265
 Deferred program fee revenue - current                1,943     4,632
 Stockholders' equity                                 31,670    37,064
                                                    --------  --------
  Total liabilities and stockholders' equity        $ 34,519  $ 42,961
                                                    --------  --------

                     ACURA PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except share data)

                                    (Unaudited)        (Unaudited)
                                    Nine Months        Three Months
                                Ended September 30, Ended September 30,
                                  2009      2008      2009      2008
                                ------------------  ------------------
 Revenue
  Program fee revenue           $  2,688  $ 23,678  $    583  $  1,263
  Milestone revenue                   --     5,000        --        --
  Collaboration revenue              397     7,971       225     2,617
                                ------------------  ------------------
   Total revenue                   3,085    36,649       808     3,880

 Operating expenses
  Research and development
   expenses                        3,828    10,859     1,494     3,693
  Marketing, general and
   administrative expenses         8,680     5,617     3,284     3,373
                                ------------------  ------------------
   Total operating expenses       12,508    16,476     4,778     7,066
                                ------------------  ------------------
   Operating (loss) income        (9,423)   20,173    (3,970)   (3,186)
 Other income                        131       676        20       154
                                ------------------  ------------------
 (Loss) income before income tax  (9,292)   20,849    (3,950)   (3,032)
   Income tax expense (benefit)    2,459     3,382         4    (6,180)
                                ------------------  ------------------
 Net (loss) income              $(11,751) $ 17,467  $ (3,954) $  3,148
                                ------------------  ------------------

 (Loss) earnings per share
   Basic                        $  (0.26) $   0.38  $  (0.09) $   0.07
                                ------------------  ------------------
   Diluted                      $  (0.26) $   0.35  $  (0.09) $   0.06
                                ------------------  ------------------
 Weighted average shares used
  in computation
   Basic                          45,839    45,670    45,992    45,680
                                ------------------  ------------------
   Diluted                        45,839    49,529    45,992    49,409
                                ------------------  ------------------

CONTACT: Acura Pharmaceuticals
         Peter A. Clemens, SVP & CFO
         847-705-7709